Exhibit 99.1
Secureworks Reports Third Quarter Fiscal 2020 Results

Third Quarter Fiscal 2020 Highlights

•	Revenue of $141.3 million, increased 6.2 percent from the third quarter of fiscal 2019, including an increase of 18 percent, internationally.

•	GAAP net loss in the third quarter of fiscal 2020 was $7.9 million or $0.10 on a per share basis.

•	Non-GAAP earnings were $0.01 per share and Adjusted EBITDA was $5.8 million.

•
Cash provided by operating activities was $22.6 million in the third quarter, bringing year-to-date cash provided by operating activities to $35.9 million, compared with $26.0 million third quarter year-to-date in fiscal 2019.

ATLANTA, Ga, December 5, 2019 - Secureworks (NASDAQ: SCWX), a leading global cybersecurity company that protects organizations in the digitally connected world, today announced financial results for its third quarter ended November 1, 2019.

“In the world of accelerating digital transformation and complex technology ecosystems, effective security programs require a more agile and scalable model. Our model goes beyond prevention alone, to leverage the powerful combination of machine and human intelligence and the community. As a global leader in the security industry, we are proud to partner with other leading security and technology companies to deliver solutions to the market that work in concert to increase the speed of detection and effectiveness of response to reduce risk,” said Michael R. Cote, Chief Executive Officer of Secureworks.

“Revenue, gross margin, adjusted EBITDA and cash flow were strong again in the third quarter and exceeded our expectations. We continue to invest in our security analytics platform and SaaS-based offerings and, as we finish the year, we remain focused on building upon our progress, driving our business transformation and bringing our vision of the future of security to life,” continued Mr. Cote.

Business and operational developments include:

•
Red CloakTM Threat Detection and Response (TDR) was launched in November as part of an expanded Dell Safeguard and Response portfolio of offerings, adding the power of advanced security detection and response capabilities to Dell's endpoint products. TDR is being sold in combination with VMware Carbon Black's endpoint and next generation anti-virus products. TDR applies world-class analytics and threat intelligence that extends beyond the endpoint to a customer's network and cloud environment. Managed Detection and Response (MDR) is also now available to Dell customers through the Dell Safeguard and Response portfolio of offerings.

•
As customers accelerate the pace of cloud adoptions, Secureworks has partnered with Microsoft to extend our advanced detection and response capabilities to Microsoft ATP and O365 customers via our TDR application. Through this partnership, Secureworks' TDR software will provide Microsoft customers full visibility into their technology landscape, helping them rid their environment of hard to detect threats, without the need to deploy another agent.

Third Quarter Fiscal 2020 Financial Results Highlights

•	Both GAAP and non-GAAP revenue increased 6.2 percent to $141.3 million from $133.1 million in the third quarter of fiscal 2019.

•
GAAP gross margin was 56.4 percent in the third quarter of fiscal 2020, compared with 53.3 percent in the same period last year. Non-GAAP gross margin was 59.2 percent compared with 56.0 percent in the third quarter of fiscal 2019.

•
GAAP net loss was $7.9 million, or $0.10 per share, in the third quarter of fiscal 2020, compared with $3.7 million, or $0.05 per share, in the prior year. Non-GAAP net income was $0.8 million, or $0.01 per share, in the third quarter of fiscal 2020, compared with $5.2 million, or $0.06 per share, in the same prior year period.

•	Adjusted EBITDA was $5.8 million, compared with $8.6 million in the third quarter of fiscal 2019.

•	Cash provided by operating activities for the three months ended November 1, 2019 was $22.6 million.

•	Secureworks ended the third quarter of fiscal 2020 with $138.8 million in cash and cash equivalents.

•
Monthly recurring revenue as of November 1, 2019 was $36.9 million. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of period end.

Fourth Quarter and Updated Full Fiscal Year 2020 Guidance
For the fourth quarter of fiscal 2020, the Company expects:

•	Revenue of $138 to $140 million on both a GAAP and non-GAAP basis.

•	GAAP net loss per share of $0.13 to $0.12 and non-GAAP net loss per share of $0.01 to $0.00.

Based on third quarter fiscal 2020 performance and current business trends, the Company has updated its guidance for the full fiscal year 2020. The Company now expects:

•	GAAP and non-GAAP revenue of $549 to $551 million.

•	GAAP net loss of $37 to $36 million and $0.46 to $0.45 on a per share basis.

•	Non-GAAP net loss per share of $0.03 to $0.02.

•	Adjusted EBITDA of $11 to $12 million.

•	Cash flow from operations of $45 to $50 million.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its third quarter fiscal 2020 results and outlook for its third quarter and full year fiscal 2020 on December 5, 2019, at 8:00 a.m. ET. A live audio webcast of the conference call and the related supplemental financial information will be accessible on the Company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location for one year.

Non-GAAP Financial Measures
The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue and GAAP and non-GAAP net loss per share for the fourth quarter of fiscal 2020 and for full year fiscal 2020, and net loss, adjusted EBITDA, and cash flow from operations for full year fiscal 2020, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new customers, retain existing customers and increase its annual contract values; the Company’s reliance on customers in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with customers requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the effect of Brexit on the Company’s operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the risks associated with cyber attacks or other data security incidents; the ability of the Company’s solutions to interoperate with its customers’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters and other catastrophic events on the Company’s ability to serve its customers; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended February 1, 2019, as well as in the Company’s other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About Secureworks
Secureworks® (NASDAQ: SCWX) is a technology-driven cybersecurity leader that protects organizations in the digitally connected world. Built on proprietary technologies and world-class threat intelligence, our applications and solutions help prevent, detect, and respond to cyber threats.  Red Cloak™ software brings advanced threat analytics to thousands of customers, and the Secureworks Counter Threat Platform™ processes over 300 billion threat events per day. We understand complex security environments and are passionate about simplifying security with Defense in Concert™ so that security becomes a business enabler. More than 4,000 customers across over 50 countries are protected by Secureworks, benefit from our network effect and are Collectively Smarter. Exponentially Safer.™
www.secureworks.com

Contact Information

Investor Inquiries:
Teri Miller
VP, Chief Accounting Officer
678-268-4389
temiller@secureworks.com

Media Inquiries:
Doreen Kelly Ruyak
Corporate Communications
202-744-9767
press@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 1, 2019	November 2, 2018	November 1, 2019	November 2, 2018
Net revenue	$141,332	$133,060	$410,779	$387,999
Cost of revenue	61,568	62,133	188,004	185,211
Gross margin	79,764	70,927	222,775	202,788
Research and development	24,095	21,114	71,600	65,921
Sales and marketing	40,726	34,773	116,966	105,964
General and administrative	25,078	21,619	73,862	69,235
Total operating expenses	89,899	77,506	262,428	241,120
Operating loss	(10,135)	(6,579)	(39,653)	(38,332)
Interest and other, net	(1,257)	1,074	961	2,582
Loss before income taxes	(11,392)	(5,505)	(38,692)	(35,750)
Income tax benefit	(3,484)	(1,770)	(12,254)	(8,427)
Net loss	$(7,908)	$(3,735)	$(26,438)	$(27,323)

Loss per common share (basic and diluted)	$(0.10)	$(0.05)	$(0.33)	$(0.34)

Weighted-average common shares outstanding (basic and diluted)	80,518	80,892	80,553	80,751

Percentage of Total Net Revenue
Gross margin	56.4%	53.3%	54.2%	52.3%
Research and development	17.0%	15.9%	17.4%	17.0%
Sales and marketing	28.8%	26.1%	28.5%	27.3%
General and administrative	17.7%	16.2%	18.0%	17.8%
Operating expenses	63.6%	58.2%	63.9%	62.1%
Operating loss	(7.2)%	(4.9)%	(9.7)%	(9.9)%
Loss before income taxes	(8.1)%	(4.1)%	(9.4)%	(9.2)%
Net loss	(5.6)%	(2.8)%	(6.4)%	(7.0)%
Effective tax rate	30.6%	32.2%	31.7%	23.6%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	November 1, 2019	February 1, 2019
Assets:
Current assets:
Cash and cash equivalents	$138,788	$129,592
Accounts receivable, net	118,396	141,344
Inventories, net	906	468
Other current assets	26,177	27,604
Total current assets	284,267	299,008
Property and equipment, net	30,580	35,978
Operating lease right-of-use assets, net	24,035	—
Goodwill	416,487	416,487
Intangible assets, net	187,135	206,448
Other non-current assets	87,502	78,238
Total assets	$1,030,006	$1,036,159
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$20,407	$16,177
Accrued and other	71,166	86,495
Short-term deferred revenue	169,576	157,865
Total current liabilities	261,149	260,537
Long-term deferred revenue	14,276	16,064
Operating lease liabilities, non-current	27,091	—
Other non-current liabilities	60,518	66,851
Total liabilities	363,034	343,452
Stockholders' equity	666,972	692,707
Total liabilities and stockholders' equity	$1,030,006	$1,036,159

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	November 1, 2019	November 2, 2018
Cash flows from operating activities:
Net loss	$(26,438)	$(27,323)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	32,017	30,872
Stock-based compensation expense	15,617	14,475
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(102)	(1,924)
Income tax benefit	(12,254)	(8,427)
Other non cash impacts	1,830	—
Provision for doubtful accounts	1,651	2,371
Changes in assets and liabilities:
Accounts receivable	21,689	20,756
Net transactions with parent	(18,571)	2,272
Inventories	(438)	398
Other assets	10,838	(4,472)
Accounts payable	9,086	573
Deferred revenue	9,848	11,252
Accrued and other liabilities	(8,921)	(14,784)
Net cash provided by operating activities	35,852	26,039
Cash flows from investing activities:
Capital expenditures	(12,082)	(6,974)
Net cash used in investing activities	(12,082)	(6,974)
Cash flows from financing activities:
Principal payments on financing arrangement with Dell Financial Services	—	(1,104)
Taxes paid on vested restricted shares	(8,197)	(2,153)
Purchases of stock for treasury	(6,377)	(1,068)
Payments on financed capital expenditures	—	(500)
Net cash used in financing activities	(14,574)	(4,825)
Net (decrease)/increase in cash and cash equivalents	9,196	14,240
Cash and cash equivalents at beginning of the period	129,592	101,539
Cash and cash equivalents at end of the period	$138,788	$115,779

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. A detailed discussion of the Company’s reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reason for excluding those items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures” in our periodic reports filed with the SEC. The Company encourages investors to review the non-GAAP discussion in conjunction with the presentation of non-GAAP financial measures.

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SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 1, 2019	November 2, 2018	November 1, 2019	November 2, 2018
GAAP and non-GAAP revenue	$141,332	$133,060	$410,779	$387,999

GAAP gross margin	$79,764	$70,927	$222,775	$202,788
Amortization of intangibles	3,559	3,410	10,529	10,231
Stock-based compensation expense	353	224	1,009	768
Non-GAAP gross margin	$83,676	$74,561	$234,313	$213,787

GAAP research and development expenses	$24,095	$21,114	$71,600	$65,921
Stock-based compensation expense	(996)	(933)	(3,157)	(2,970)
Non-GAAP research and development expenses	$23,099	$20,181	$68,443	$62,951

GAAP sales and marketing expenses	$40,726	$34,773	$116,966	$105,964
Stock-based compensation expense	(691)	(800)	(2,389)	(2,141)
Non-GAAP sales and marketing expenses	$40,035	$33,973	$114,577	$103,823

GAAP general and administrative expenses	$25,078	$21,619	$73,862	$69,235
Amortization of intangibles	(3,524)	(3,524)	(10,571)	(10,571)
Stock-based compensation expense	(3,052)	(2,876)	(9,062)	(8,596)
Non-GAAP general and administrative expenses	$18,502	$15,219	$54,229	$50,068

GAAP operating income (loss)	$(10,135)	$(6,579)	$(39,653)	$(38,332)
Amortization of intangibles	7,083	6,934	21,100	20,802
Stock-based compensation expense	5,092	4,833	15,617	14,475
Non-GAAP operating income (loss)	$2,040	$5,188	$(2,936)	$(3,055)

GAAP net income (loss)	$(7,908)	$(3,735)	$(26,438)	$(27,323)
Amortization of intangibles	7,083	6,934	21,100	20,802
Stock-based compensation expense	5,092	4,833	15,617	14,475
Aggregate adjustment for income taxes	(3,438)	(2,801)	(11,997)	(8,130)
Non-GAAP net income (loss)	$829	$5,231	$(1,718)	$(176)

GAAP earnings (loss) per share	$(0.10)	$(0.05)	$(0.33)	$(0.34)
Amortization of intangibles	0.09	0.09	0.26	0.26
Stock-based compensation expense	0.06	0.06	0.19	0.18
Aggregate adjustment for income taxes	(0.04)	(0.03)	(0.15)	(0.10)
Non-GAAP earnings (loss) per share *	$0.01	$0.06	$(0.02)	$0.00

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net income (loss)	$(7,908)	$(3,735)	$(26,438)	$(27,323)
Interest and other, net	1,257	(1,074)	(961)	(2,582)
Income tax benefit	(3,484)	(1,770)	(12,254)	(8,427)
Depreciation and amortization	10,869	10,360	32,017	30,872
Stock-based compensation expense	5,092	4,833	15,617	14,475
Adjusted EBITDA	$5,826	$8,614	$7,981	$7,015

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
Percentage of Total Net Revenue	November 1, 2019	November 2, 2018	November 1, 2019	November 2, 2018

GAAP gross margin	56.4%	53.3%	54.2%	52.3%
Non-GAAP adjustment	2.8%	2.7%	2.8%	2.8%
Non-GAAP gross margin	59.2%	56.0%	57.0%	55.1%

GAAP research and development expenses	17.0%	15.9%	17.4%	17.0%
Non-GAAP adjustment	(0.7)%	(0.7)%	(0.7)%	(0.8)%
Non-GAAP research and development expenses	16.3%	15.2%	16.7%	16.2%

GAAP sales and marketing expenses	28.8%	26.1%	28.5%	27.3%
Non-GAAP adjustment	(0.5)%	(0.6)%	(0.6)%	(0.5)%
Non-GAAP sales and marketing expenses	28.3%	25.5%	27.9%	26.8%

GAAP general and administrative expenses	17.7%	16.2%	18.0%	17.8%
Non-GAAP adjustment	(4.6)%	(4.8)%	(4.8)%	(4.9)%
Non-GAAP general and administrative expenses	13.1%	11.4%	13.2%	12.9%

GAAP operating (loss)	(7.2)%	(4.9)%	(9.7)%	(9.9)%
Non-GAAP adjustment	8.6%	8.8%	9.0%	9.1%
Non-GAAP operating (loss)	1.4%	3.9%	(0.7)%	(0.8)%

GAAP net (loss)	(5.6)%	(2.8)%	(6.4)%	(7.0)%
Non-GAAP adjustment	6.2%	6.7%	6.0%	7.0%
Non-GAAP net (loss)	0.6%	3.9%	(0.4)%	0.0%

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Three Months Ending		Fiscal Year Ending
	January 31, 2020		January 31, 2020
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance

GAAP and non-GAAP revenue	$138	$140	$549	$551

GAAP (loss) per share	$(0.13)	$(0.12)	$(0.46)	$(0.45)
Amortization of intangibles	0.09	0.09	0.35	0.35
Stock-based compensation expense	0.07	0.07	0.27	0.27
Aggregate adjustment for income taxes	(0.04)	(0.04)	(0.19)	(0.19)
Non-GAAP (loss) per share*	$(0.01)	$0.00	$(0.03)	$(0.02)

GAAP net loss			$(37)	$(36)
Interest and other, net			(1)	(1)
Income tax benefit			(16)	(15)
Depreciation and amortization			43	43
Stock-based compensation expense			21	21
Adjusted EBITDA*			$11	$12

Other Items
Effective tax rate				30%
Weighted average shares outstanding (in millions) - basic				80.5
Weighted average shares outstanding (in millions) - diluted				81.5
Cash flow from operations				$45 - $50
Capital expenditures				$14 - $16

* Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding